Exhibit 99.1

New Energy Systems to Host Third Quarter 2010 Financial Results Conference Call at 9:00 a.m. ET on Tuesday, November 16, 2010

SHENZHEN, China, Nov. 11 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems, today announced that it will hold its third quarter 2010 financial results conference call at 9:00 am ET on Tuesday, November 16, 2010.  At the conclusion of the call, the management team will host a question and answer session with the Company’s Chairman, Mr. Weihe “Jack” Yu, and Mr. Ken Lin, VP of Investor relations.

To attend the call, please use the dial-in information below.  When prompted, ask for the “New Energy Call” and/or be prepared to provide the conference ID.

Conference Call

Date:	Tuesday, November 16, 2010
Time:	9:00 a.m. Eastern Time, US.
Conference Line Dial-In (U.S.):	1-877-941-1431
International Dial-In:	1-480-629-9668
Conference ID:	4385382 “New Energy Call”
Webcast link:	http://viavid.net/dce.aspx?sid=00007E14

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through November 21, 2010. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4385382 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link, http://viavid.net/dce.aspx?sid=00007E14, or at ViaVid's website at http://www.viavid.net, where the webcast can be accessed through November 16, 2011.

About New Energy Systems Group
New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company's end-user consumer products are sold under the Anytone® brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution, greater production capacity and higher profit margins in 2010. Additional information about the company is available at: www.newenergysystemsgroup.com.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: klin1330@hotmail.com

INVESTOR RELATIONS
John Mattio, SVP
HC International, Inc.
Tel: US +1-203-616-5144
Email: john.mattio@hcinternational.net
Web: http://www.hcinternational.net

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